Exhibit 99.1

NEWS RELEASE Contact: Gastar Exploration Ltd. J. Russell Porter, Chief Executive Officer 713-739-1800 / rporter@gastar.com

FOR IMMEDIATE RELEASE
Investor Relations Counsel: Lisa Elliott / Anne Pearson DRG&E: 713-529-6600 lelliott@drg-e.com / apearson@drg-e.com

GASTAR EXPLORATION REPORTS SECOND QUARTER 2009
FINANCIAL AND OPERATIONAL RESULTS

HOUSTON, August 6, 2009 – Gastar Exploration Ltd. (NYSE Amex: GST) today reported financial and operational results for the three months and six months ended June 30, 2009.  As of the opening of trading on August 3, 2009, a previously announced one (1) common share for five (5) common shares reverse split became effective.  All common share and per share amounts reported in this earnings release are reported on a 1-for-5 reverse split basis.

Financial Results

Net loss for the second quarter of 2009 was $2.4 million, or $0.05 per share, including a $4.4 million unrealized natural gas hedging loss.  For the second quarter of 2008, net income was $546,000, or $0.01 per share, including a $513,000 unrealized natural gas hedging loss.  Excluding the unrealized hedging loss for both periods, the Company would have earned net income of $2.0 million, or $0.05 per basic and diluted share, for the second quarter of 2009, versus net income of $1.1 million, or $0.03 per basic and diluted share, for the second quarter of 2008.

Net cash flow from operations for the second quarter of 2009 was $2.1 million, a 79% decrease from $10.0 million for the second quarter of 2008.  Our cash flow from operations before working capital changes for the second quarter of 2009 was $6.1 million versus $8.4 million in the second quarter of 2008.

Excluding the unrealized gas hedging loss, natural gas and oil revenues in the second quarter of 2009 decreased 25% to $12.0 million, compared to the second quarter of 2008.  This decrease was due to a 34% decline in realized natural gas prices, partially offset by a 14% year-over-year increase in total production.  Average daily production for the second quarter of 2009 was 25.6 MMcfe, compared to 22.5 MMcfe for the second quarter of 2008 and 30.0 MMcfe in the first quarter of 2009.  The average price for natural gas, including the realized benefit of hedging activities, was $5.12 per Mcf in the second quarter of 2009, compared to $7.71 per Mcf for the same quarter a year ago and $4.99 in the first quarter of 2009.  The realized effect of hedging on natural gas sales for the second quarter of 2009 was an increase of $5.3 million in revenues, resulting in an increase in total price received from $2.85 per Mcf to $5.12 per Mcf.  The realized effect of hedging on natural gas sales for the three months ended June 30, 2008 was a loss of $2.6 million in revenues, resulting in a decrease in total price received from $9.01 per Mcf to $7.71 per Mcf.

Lease operating expense (LOE) was $1.4 million in the second quarter of 2009, compared to $2.4 million in the second quarter of 2008 and $1.9 million in the first quarter of 2009.  LOE per Mcfe decreased 47% to $0.62 in the second quarter, compared to $1.18 per Mcfe during the second quarter of last year.  This decrease per Mcfe was primarily due to lower non-recurring workover costs in Texas of $0.44 per Mcfe.  Excluding workover expense, our LOE was $0.60 per Mcfe for the three months ended June 30, 2009, compared to $0.71 per Mcfe for the same period in 2008 and $0.57 in the first quarter of 2009.

Operations Review and Update

In New South Wales, Australia, we completed the sale of our assets to affiliates of Santos QNT Pty Ltd. and Santos International Holdings Pty Ltd. in July 2009.  At closing, we received approximately $217.0 million (AU$280.0 million), excluding taxes and transaction expenses, of the aggregate purchase price of $232.5 million (AU$300.0 million).  We are scheduled to receive the remaining approximate $15.5 million (AU$20.0 million) upon receipt of certain government approvals.  We may be paid, assuming current foreign exchange rates, an additional approximate $16.0 million (AU$20.0 million) in early 2010 if certain gross reserve certification targets for the PEL 238 coalbed methane project are achieved by Santos and the operator of the properties.  The sale agreement also acknowledges our retention of our right to future cash payments of up to $10.0 million pursuant to a pre-existing farm-in agreement in the event certain production thresholds are reached on PEL 238.

In East Texas, net production for the second quarter of 2009 from the Hilltop area averaged 22.0 MMcfe per day, down from 25.3 MMcfe per day in the first quarter of 2009, but up from 16.4 MMcfe per day in the second quarter of 2008.  The higher volumes in the first quarter of 2009 were primarily due to the strong initial production from the Belin #1 well, our best producing well to date, that was placed on production in late December.  During the second quarter of 2009, we completed the Wildman Trust #5 well, a deep Bossier well which came on production in late May at 15.0 MMcf per day on a restricted flow rate .  The Wildman Trust #5 well currently is producing approximately 9.7 MMcf per day.  Throughout the field, we are producing a number of our wells, including the Wildman #5, at higher back pressures in order to conserve reserves for a higher gas price environment.  In May 2009, we released the contracted drilling rig in East Texas due to low natural gas prices and to conserve capital. Capital expenditures for the second quarter of 2009 in East Texas were $5.5 million and related to one recompletion, one workover and to drilling and completing the Wildman Trust #5 well. Currently, our plans are to return to drilling in East Texas by November 2009 and resume drilling the lower Bossier, which we consider to offer the highest economic return.  For the remainder of 2009, our East Texas operational activity will focus on the recompletions of seven existing Bossier wells. We believe that this is an excellent use of capital at a time of low natural gas prices and lower service costs.  It allows us to move reserves into a proved developed category and be prepared to increase production more quickly when prices improve.

In West Virginia and Pennsylvania, our acreage position in the Marcellus Shale play is approximately 41,200 gross (37,200 net) acres.  Earlier, we announced our intent to obtain a joint venture partner in the play to help share development costs and improve our liquidity position.  With the sale of our Australian assets, we have suspended this plan and intend to perform some initial development work to better establish the potential of our acreage and position us to negotiate a partnership on more attractive terms.

Currently, we are pursuing a shallow well drilling program to hold certain leases by production, while we develop an exploration and development program for the deeper Marcellus Shale objective.  At this time, eight shallow wells are on production, and two are scheduled to be on production in the next 75 days.  In the second quarter of 2009, net production from the Appalachia area averaged 0.4 MMcfe per day.  Capital expenditures for the second quarter in Appalachia were $1.5 million, with plans to spend approximately $7.4 million in the balance of the year. During the second half of 2009, we anticipate that we will drill ten additional shallow wells and spud a vertical Marcellus well. We plan to focus on a portion of our acreage in West Virginia, where a high level of activity by other nearby operators provide valuable information about the play and where there is better access to pipeline infrastructure.

Liquidity and Capital Budget

At June 30, 2009, the Company had cash and cash equivalents of $12.5 million.  On July 13, 2009, we completed the sale of all of our Australian assets to Santos.  At closing, Gastar received approximately $217.0 million (AU$280.0 million), excluding taxes and transaction expenses.  On July 13, 2009, we used approximately $27.5 million of sale proceeds to repay in full our term loan and $13.0 million to repay the outstanding amount on our secured revolving credit facility.  We also offered to repurchase all of our outstanding $100.0 million 12¾% senior secured notes at a price of 106.375% of par, in accordance with the terms of the governing indenture.  On August 6, 2009, the note holders tendered to us the outstanding $100.0 million principal amount of the 12¾% senior secured notes.  On August 7, 2009, we expect to retire the 12¾% senior secured notes in full at 106.375% of par plus accrued and unpaid interest by tendering payment of $108.7 million.  As a result, we will have approximately $30.3 million of current debt maturities, the majority of which comes due in November 2009.

Planned capital expenditures for our properties for the remainder of 2009 are expected to total $19.7 million, consisting of $9.5 million in East Texas, $7.4 million in the Marcellus Shale and $600,000 in the Powder River Basin and an additional $2.2 million for capitalized interest and other capital costs.  We plan on funding this capital activity through existing cash balances, internally generated cash flows from operating activities and limited use of short term access to availability under our revolving credit facility.

J. Russell Porter, Gastar's Chairman, President and CEO, stated, “Given the sale of our Australian assets, we have positioned Gastar as a company with quality assets located entirely in the U.S. and the financial flexibility to development them, to a large degree, on our own schedule.  While we are very pleased with the substantial value that we were able to build in our Australian coalbed methane project, the project would have required substantial capital for its ongoing development.  By monetizing our interest, we eliminated the majority of our debt and can redirect our cash flow to develop our highly attractive U.S. assets.”

Gastar Exploration Conference Call

Gastar Exploration’s management team will hold a conference call on Friday, August 7, 2009, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to discuss these results.  To participate in the call, dial 480-629-9770 at least 10 minutes early and ask for the Gastar Exploration conference call.  A replay will be available approximately two hours after the call ends and will be accessible until August 14, 2009.  To access the replay, dial (303) 590-3030 and enter the pass code 4121583#.

The call will also be webcast live over the Internet at www.gastar.com.  To listen to the live call on the Web, please visit Gastar’s Web site at least 10 minutes early to register and download any necessary audio software.  An archive will be available shortly after the call.  For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or e-mail dmw@drg-e.com.

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America.  The Company pursues a strategy combining deep natural gas exploration and development with lower risk CBM and shale resource development.  The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania.  Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming and Montana.  For more information, visit our web site at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  A statement identified by the words “expects”, “projects”, “plans”, and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks related to unexpected adverse developments in the status of the properties, the absence or delay in receipt of government approvals or third party consents, or an unanticipated need for using a portion of net cash proceeds from the announced transaction.

 - Financial Tables Follow -

GASTAR EXPLORATION LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
	(in thousands, except share and per share data)
REVENUES:
Natural gas and oil revenues	$11,962	$15,884	$25,423	$32,730
Unrealized natural gas hedge loss	(4,426)	(513)	(4,622)	(1,926)
Total revenues	7,536	15,371	20,801	30,804

EXPENSES:
Production taxes	92	474	249	743
Lease operating expenses	1,449	2,408	3,326	3,950
Transportation and treating	325	498	818	957
Depreciation, depletion and amortization	3,361	5,890	11,360	12,299
Impairment of natural gas and oil properties	-	-	68,729	-
Accretion of asset retirement obligation	88	82	175	164
General and administrative expense	3,487	4,064	6,445	8,339
Total expenses	8,802	13,416	91,102	26,452

INCOME (LOSS) FROM OPERATIONS	(1,266)	1,955	(70,301)	4,352
OTHER (EXPENSES) INCOME:
Interest expense	(1,137)	(1,889)	(2,299)	(3,985)
Investment income and other	10	481	23	1,304
Foreign transaction loss	-	(1)	(3)	(38)

INCOME (LOSS) BEFORE INCOME TAXES	(2,393)	546	(72,580)	1,633
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$(2,393)	$546	$(72,580)	$1,633
NET INCOME (LOSS) PER SHARE:
Basic	$(0.05)	$0.01	$(1.68)	$0.04
Diluted	$(0.05)	$0.01	$(1.68)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	44,854,954	41,419,714	43,163,088	41,419,714
Diluted	44,854,954	41,495,033	43,163,088	41,495,033

GASTAR EXPLORATION LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2009	2008
	(Unaudited)
	(in thousands)
CURRENT ASSETS:
Cash and cash equivalents	$12,499	$6,153
Accounts receivable, net of allowance for
doubtful accounts of $607 and $560, respectively	2,943	5,296
Commodity derivative contracts	2,986	9,829
Due from related parties	1,197	2,382
Prepaid expenses	452	879
Total current assets	20,077	24,539

PROPERTY, PLANT AND EQUIPMENT:
Natural gas and oil properties, full cost method of accounting:
Unproved properties, not being amortized	159,182	141,860
Proved properties	327,162	309,103
Total natural gas and oil properties	486,344	450,963
Furniture and equipment	1,010	997
Total property, plant and equipment	487,354	451,960
Accumulated depreciation, depletion and amortization	(279,522)	(199,433)
Total property, plant and equipment, net	207,832	252,527

OTHER ASSETS:
Restricted cash	533	70
Commodity derivative contracts	213	-
Deferred charges, net	6,937	6,849
Drilling advances	1,999	4,352
Other	100	100
Total other assets	9,782	11,371
TOTAL ASSETS	$237,691	$288,437

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,281	$14,256
Revenue payable	5,660	5,005
Accrued interest	2,034	1,505
Accrued drilling and operating costs	2,002	2,915
Commodity derivative contracts	1,299	1,121
Other accrued liabilities	1,732	3,131
Due to related parties	1,060	2,143
Current portion of long-term debt	168,825	151,684
Total current liabilities	188,893	181,760

LONG-TERM LIABILITIES:
Long-term debt	-	-
Commodity derivative contracts	273	-
Asset retirement obligation	5,481	5,095
Total long-term liabilities	5,754	5,095

COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS' EQUITY:
Common stock, no par value, unlimited shares authorized, 49,539,093 and 41,926,494 shares
issued and outstanding at June 30, 2009 and December 31, 2008, respectively	263,799	249,980
Additional paid-in capital	24,806	22,883
Accumulated other comprehensive gain – fair value of commodity hedging	944	2,629
Accumulated other comprehensive gain – foreign exchange	4	19
Accumulated deficit	(246,509)	(173,929)
Total shareholders’ equity	43,044	101,582
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$237,691	$288,437

PRODUCTION AND PRICES

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Production:
Natural gas (MMcf)	2,323	2,036	5,016	4,442
Oil (MBbl)	1	2	2	3
Total (MMcfe)	2,332	2,046	5,030	4,459

Total (MMcfed)	25.6	22.5	27.8	24.5

Average sales prices:
Natural gas (per Mcf), including
impact of realized hedging activities	$5.12	$7.71	$5.05	$7.30
Oil (per Bbl)	$53.00	$105.43	$46.72	$102.00

CURRENT HEDGE POSITION

The following derivative transactions were outstanding with associated notional volumes and hedge prices for the index specified as of June 30, 2009:

Date	Remaining Period	Derivative Instrument (1)	Notional Daily Volume Average	Total Volume Remaining	Base Fixed Price	Puts	Call	Index	Production Area Hedged
			(MMBtu)	(MMBtu)		(MMBtu)	(MMBtu)

01/29/09	July-Dec 09	P	12,218	2,248,069		$5.00		Nymex-HH	TX/WY
05/12/09	July-Dec 09	CC	5,000	920,000		$4.50	$6.00	Nymex-HH	TX/WY
05/12/09	Nov-Dec 09	CC	5,000	305,000		$5.00	$7.00	Nymex-HH	TX/WY
10/15/08	July-Dec 09	B	5,000	920,000	-$0.3825			HSC (2)	TX
10/15/08	July-Dec 09	I	5,000	920,000				HSC (2)	TX
02/12/09	July-Dec 09	B	2,000	368,000	-$0.3750			HSC (2)	TX
03/16/09	July-Oct 09	B	2,000	246,000	-$0.2800			HSC (2)	TX
03/25/09	July-Oct 09	B	2,000	246,000	$0.2850			HSC (2)	TX
11/14/08	July-Dec 09	B	1,500	276,000	-$2.2200			CIG (3)	WY
11/21/08	July-Dec 09	B	1,000	184,000	-$2.0200			CIG (3)	WY
02/12/09	July-Dec 09	B	850	156,400	-$1.7500			CIG (3)	WY
05/05/09	Jan-Mar 10	CC	10,000	900,000		$5.00	$7.00	Nymex-HH	TX/WY
05/15/09	Apr-Oct 10	CC	2,500	535,000		$5.50	$8.50	Nymex-HH	TX/WY
06/17/09	Apr-Oct 10	CC	2,500	535,000		$5.50	$8.70	Nymex-HH	TX/WY
06/17/09	Nov-Dec 10	CC	2,500	152,500		$7.00	$9.15	Nymex-HH	TX/WY
05/15/09	Jan-Mar 10	B	7,500	675,000	-$0.2800			HSC (2)	TX
05/15/09	Jan-Oct 10	B	2,500	760,000	-$0.3900			HSC (2)	TX
04/07/09	Cal 10	B	1,000	365,000	-$1.3100			CIG (3)	WY
06/17/09	Jan-Mar 11	CC	2,500	225,000		$7.00	$9.15	Nymex-HH	TX/WY
04/07/09	Cal 11	B	1,000	365,000	-$1.2100			CIG (3)	WY

(1)	CC = Costless collars.
(1)	B = Basis Swaps.
(1)	I = Index swaps;Gas Daily to IFERC Monthly Index.
(1)	P = Put purchased.
(2)	East-Houston-Katy -- Houston Ship Channel.
(3)	Inside FERC Colorado Interstate Gas, Rocky Mountains.

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